Exhibit 1

JOINT FILING AGREEMENT

By this Agreement, the undersigned agree that this Statement on Schedule 13G being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Nova Measuring Instruments Ltd. is being filed on behalf of each of us.

July 30, 2013
Itshak Sharon (Tshuva) /s/ Itshak Sharon (Tshuva) _________________________ By: Itshak Sharon (Tshuva)

Delek Group Ltd. /s/ Leora Pratt Levin _________________________ By: Leora Pratt Levin* Title: V.P. Legal Affairs

/s/ Gabi Last _________________________ By: Gabi Last* Title: Chairman

The Phoenix Holding Ltd. /s/ Roy Yakir _________________________ By: Roy Yakir ** Title: Chief Investment Officer

/s/ Orly Kronman-Dagan __________________________ By: Orly Kronman-Dagan** Title: Legal Counsel and Company Secretary

* Duly authorized by resolution of the Board of Directors of Delek Group Ltd. dated November 25, 2009.

** Duly authorized by resolution of the Board of Directors of the Phoenix Holding Ltd. dated April 22, 2013.